UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  December 1, 2004

                      Capital Tech, Inc.
         (Exact name of registrant as specified in its charter)

         (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization                   Identification No.)



(Address of principal executive offices)                    (Zip Code)

Registrant's Telephone number, including area code:






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ITEM 4.   CHANGES IN CERTIFYING ACCOUNTANT

(a) On December 1, 2004, Capital Tech's independent public accountant resigned.

     James E. Scheifley & Associates, PC reports on Capital Tech's financial statements for either of the past two years, December 31, 2002 and June 30, 2001 did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

During Capital Tech's two most recent fiscal years, December 31, 2002 and December 31, 2001, and the subsequent period through the date of resignation, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-B.

(b) On December 1, 2004, the board of directors of Capital Tech engaged the accounting firm of Jewett, Schwartz & Associates, CPA as principal accountants of Capital Tech for the fiscal year ended
December 31, 2003.   Capital Tech did not consult Jewett, Schwartz &
Associates, CPA regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Jewett, Schwartz & Associates, CPA financial statements and neither written nor oral advice was provided that was an important factor considered by Jewett, Schwartz & Associates, CPA in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a) (1)(iv) of Item 304 of Regulation S-B.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16     Letter from James E. Scheifley & Associates, Inc.


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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 14, 2004


Capital Tech, Inc.




   /s/
By:-------------------------------

   Chief Executive Officer